UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (331) 332-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In connection with the press release distributed on March 19, 2013 announcing that Navistar International Corporation (the “Company”) is pursuing an amendment to the $1 billion senior secured term loan facility entered into by Navistar, Inc and its intention to issue up to $300 million of unsecured debt and to use the net proceeds to repay a portion of the principal of the term loan, the Company discloses the following:

2012 Annual Report Update for Discontinued Operations

The Company is filing this Current Report on Form 8-K to update the Company's Annual Report on Form 10-K for the year ended October 31, 2012 (“2012 Annual Report”) to reflect the reclassification of the historical financial results of Workhorse Custom Chassis (“WCC”) and certain operations of the Monaco recreational vehicle business (“Monaco”) as discontinued operations. Beginning in the first quarter of 2013, the operating results of WCC and Monaco were reclassified to discontinued operations and this change was reflected in the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2013, as filed on March 7, 2013 (“First Quarter of 2013 Quarterly Report”). WCC and Monaco were not material to the Company's Consolidated Balance Sheets or Consolidated Statements of Cash Flows and have not been reclassified in the respective financial statements. This reclassification has no effect on the Company's net income and should not be read as a restatement of the Company's 2012 Annual Report.

Attached as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K are updated: (i) Item 6: Selected Financial Data, (ii) Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations, (iii) Item 8: Financial Statements and Supplementary Data, and (iv) Exhibit 99.1: Additional Financial Information (Unaudited), all from the Company's 2012 Annual Report, to reflect the historical financial results of WCC and Monaco as discontinued operations. No attempt has been made to update matters in the Company's 2012 Annual Report except to the extent expressly provided above.

There were no other events occurring subsequent to the filing of the Company's 2012 Annual Report requiring adjustment to the financial statements or notes contained therein. For significant developments since the filing of the Company's 2012 Annual Report, refer to the Company's First Quarter of 2013 Quarterly Report and the Company's other SEC filings.

Recent Shareholder Litigation

On March 19, 2013, a putative class action complaint, alleging securities fraud, was filed against us by the Construction Workers Pension Trust Fund - Lake County and Vicinity, on behalf of itself and all other similarly situated purchasers of our common stock between the period of November 3, 2010 and August 1, 2012 (the “10b5 case”). The complaint named us as well as Daniel C. Ustian, our former President and Chief Executive Officer, and Andrew J. Cederoth, our current Executive Vice President and Chief Financial Officer as defendants. The complaint alleges, among other things, that we issued materially false and misleading statements concerning our financial condition and future business prospects and that we misrepresented and omitted material facts concerning our financial disclosures with the U.S. Securities and Exchange Commission with respect to the fact that the U.S. Environmental Protection Agency (“EPA”) did not certify our exhaust gas recirculation (“EGR”) technology to meet 2010 EPA emission standards. The plaintiffs in this matter seek compensatory damages and attorneys’ fees, among other relief.

On March 20, 2013, James Gould filed a derivative complaint on behalf of the Company against us and certain of our current and former directors and officers. The complaint alleges, among other things, that certain of our current and former directors and officers committed a breach of fiduciary duty, waste of corporate assets and were unjustly enriched in relation to similar factual allegations made in the 10b5 case. The plaintiff in this matter seeks compensatory damages, certain corporate governance reforms, certain injunctive relief, disgorgement of the proceeds of certain defendants’ profits from the sale of Company stock, and attorneys’ fees, among other relief.

Each of these matters is pending in the United States District Court, Northern District of Illinois. We are unable to make any determination at this time as to whether these actions will have a material adverse effect on our financial condition or results of operations.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6: Selected Financial Data

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8:Financial Statements and Supplementary Data

99.4	Additional Financial Information (Unaudited)

(101.ING)	XBRL Instance Document

(101.SCH)	XBRL Taxonomy Extension Schema Document

(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase Document

(101.LAB)	XBRL Taxonomy Extension Label Linkbase Document

(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase Document

(101.DEF)	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Andrew J. Cederoth
Name: Title:	Andrew J. Cederoth Executive Vice President and Chief Financial Officer

Dated: March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6: Selected Financial Data

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 8:Financial Statements and Supplementary Data

99.4	Additional Financial Information (Unaudited)

(101.ING)	XBRL Instance Document

(101.SCH)	XBRL Taxonomy Extension Schema Document

(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase Document

(101.LAB)	XBRL Taxonomy Extension Label Linkbase Document

(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase Document

(101.DEF)	XBRL Taxonomy Extension Definition Linkbase Document

4